UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2011

Impax Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34263	65-0403311
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30831 Huntwood Avenue, Hayward, CA	94544
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 240-6000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 6, 2011, Impax Laboratories, Inc. (the “Company”) announced the appointment of Carole Ben-Maimon to the position of President of the Company’s Global Pharmaceuticals Division, effective as of such date. A copy of the press release issued by the Company regarding Ms. Ben-Maimon’s appointment is attached hereto as Exhibit 99.1.

From 2009 to 2010, Ms. Ben-Maimon, age 52, was Senior Vice President Corporate Strategy and a director at Qualitest Pharmaceuticals, Inc., a privately owned generic pharmaceutical company which was sold to Endo Pharmaceuticals, Inc. From 2006 to 2009, Ms. Ben-Maimon founded, and served as President, Chief Executive Officer and a director of, Alita Pharmaceuticals, Inc., an early stage, privately owned specialty pharmaceutical company. Before founding Alita Pharmaceuticals, Ms. Ben-Maimon held several senior management positions, including President and Chief Operating Officer, at Duramed Research, Inc., a wholly-owned subsidiary of Barr Pharmaceuticals, Inc., and served as a director at Barr Pharmaceuticals.

On August 18, 2011, the Company and Ms. Ben-Maimon entered into an Offer of Employment Letter (the “Offer Letter”), pursuant to which the Company agreed to pay Ms. Ben-Maimon an annual base salary of $470,000 and a one-time hiring bonus of $75,000, payable in two equal installments. Further, Ms. Ben-Maimon is eligible to participate in the Company’s management bonus program. Her eligibility for a 2011 prorated bonus is targeted at 60% of her base salary and up to 90% of her base salary based on the attainment of goals established in writing by the Board of Directors of the Company or its Compensation Committee. Ms. Ben-Maimon also is eligible for a one-time cash payment in 2011 in the amount of the difference between the prorated bonus amount she is entitled to under the Company’s management bonus program for 2011 and the amount she would have received under such program had she been employed with the Company for six months of 2011. In addition, Ms. Ben-Maimon will receive, subject to the approval of the Company’s Board of Directors, an option to purchase 75,000 shares of common stock and 24,000 shares of restricted stock, both of which awards will vest ratably over four years.

The foregoing is a summary description of the terms and conditions of the Offer Letter and is not intended to be complete. The final terms of Ms. Ben-Maimon’s employment will be reflected in an employment agreement currently being negotiated by the parties.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished herewith.

Exhibit No.	Description
99.1	Press release issued September 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 6, 2011	IMPAX LABORATORIES, INC.

	By:	/s/ Arthur A. Koch, Jr.

		Name: Title:	Arthur A. Koch, Jr. Executive Vice President, Finance, and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued September 6, 2011.